EXHIBIT 10.6

[FORM OF ESCROW AGREEMENT]

        ESCROW AGREEMENT, dated as of _____________, 2007 (“Agreement“), by and among HANOVER-STC ACQUISITION CORP., a Delaware corporation (“Company“), HANOVER OVERSEAS LIMITED, STC INVESTMENT HOLDINGS LLC, SOLAR CAPITAL, LLC, DAVID HAWKINS, STEVEN A. SHENFELD, BRADFORD R. PECK, and JAKAL INVESTMENTS, LLC (collectively “Initial Stockholders”) and [CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation] (“Escrow Agent”).

        WHEREAS, the Company has entered into an Underwriting Agreement, dated __________, 2007 (“Underwriting Agreement”), with Citigroup Global Markets Inc. (“Citigroup“) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, the Underwriters have agreed to purchase 18,750,000 units (“Units”) of the Company. Each Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus, dated _________, 2007 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333 _______) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on ________, 2007 (“Effective Date”).

        WHEREAS, the Underwriters have required as a condition to the purchase of the Units that the Initial Stockholders deposit the number of shares of Common Stock of the Company (the “Escrow Shares”) and the number of Sponsors’ Warrants (as defined in the Warrant Agreement dated [_____], 2007 between the Company and [_____] as Warrant Agent (the “Warrant Agreement”)) in each case, as set forth opposite their respective names in Exhibit A attached hereto (the Escrow Shares and Sponsors’ Warrants are collectively referred to herein as the “Escrow Securities”) in escrow as hereinafter provided.

        WHEREAS, the Company and the Initial Stockholders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

        IT IS AGREED:

        1. Appointment of Escrow Agent. The Company and the Initial Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

        2. Deposit of Escrow Shares. On or before the Effective Date, each of the Initial Stockholders shall have delivered or caused to be delivered to the Escrow Agent certificates representing his, her or its respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificates representing his, her or its Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.

        3. Disbursement of the Escrow Securities. The Escrow Agent shall hold the Escrow Shares until the date that is one year after the consummation of an Initial Business Combination (as defined in the Warrant Agreement) and the Sponsors’ Warrants until the date that is 30 days after the consummation of an Initial Business Combination (in each case, the “Escrow Period”), on which date it shall, upon written instructions from each Initial Stockholder, disburse the Escrow Shares (and any applicable stock power) or Sponsors’ Warrants, as the case may be, to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities held pursuant to this Agreement; provided further, however, that if, after the Company consummates an Initial Business Combination, (i) it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property or (ii) the Closing Price of the Common Stock (as defined in the Warrant Agreement) equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period, then the Escrow Agent will, upon receipt of a certificate, executed by the Chairman of the Board, President or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Initial Stockholders. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

        4. Rights of Initial Stockholders in Escrow Securities.

        4.1. Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.3 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote the Escrow Shares.

        4.2. Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

        4.3. Insider Letters. Each of the Initial Stockholders has executed a letter agreement with Citigroup and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company and certain voting and transfer restrictions which will apply during the Escrow Period.

        4.4. Sponsors’ Warrants. The Initial Stockholders acknowledge that the Sponsors’ Warrants are subject to restrictions on exercise and transfer during the Escrow Period as specified in the Warrant Agreement.

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        5. Concerning the Escrow Agent.

        5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

        5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

        5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

        5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

        5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and

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such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

        5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

        5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

        6. Miscellaneous.

        6.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York). The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction or that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

        6.2. Third Party Beneficiaries. Each of the Initial Stockholders hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of Citigroup.

        6.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by each party hereto. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument

        6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

        6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

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        6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

        If to the Company, to:

Hanover-STC Acquisition Corp. 590 Madison Avenue 35th Floor New York, New York 10022

        If to an Initial Stockholder, to his, her or its address set forth in Exhibit A.

        and if to the Escrow Agent, to:

[Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Chairman]

        A copy of any notice sent hereunder shall be sent to:

Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 Atn: Deanna L. Kirkpatrick, Esq.

        and:

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attn:_____________________

        and:

Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 Attn: Bruce Mendelsohn, Esq.

        The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

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        6.7. Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate an Initial Business Combination within the time period(s) specified in the Prospectus.

[SIGNATURE PAGES FOLLOW]

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        WITNESS the execution of this Agreement as of the date first above written.

COMPANY:

HANOVER-STC ACQUISITION CORP.

By: _____________________________ Name: _____________________________ Title: _____________________________

INITIAL STOCKHOLDERS:

HANOVER OVERSEAS LIMITED

By: _____________________________ Name: _____________________________ Title: _____________________________

STC INVESTMENT HOLDINGS LLC

By: _____________________________ Name: _____________________________ Title: _____________________________

SOLAR CAPITAL, LLC

By: _____________________________ Name: _____________________________ Title: _____________________________

__________________________________ David Hawkins

__________________________________ Steven A. Shenfeld

__________________________________ Bradford R. Peck

S-1

JAKAL INVESTMENTS, LLC

By: _____________________________ Name: _____________________________ Title: _____________________________

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: _____________________________ Name: _____________________________ Title: _____________________________

S-2

Name and Address of Initial Stockholder	Number of Escrow Shares	Stock Certificate Number	Date of Insider Letter	Number of Sponsors’ Warrants	Warrant Certificate Number
Hanover Overseas Limited _________________________ _________________________ _________________________	1,757,813			1,000,000

STC Investment Holdings LLC _________________________ _________________________ _________________________	1,757,813			1,000,000

Solar Capital, LLC _________________________ _________________________ _________________________	585,938			500,000
David Hawkins _________________________ _________________________ _________________________	23,438

Steven Shenfeld _________________________ _________________________ _________________________	70,313			250,000

Bradford R. Peck _________________________ _________________________ _________________________	23,438

Jakal Investments, LLC _________________________ _________________________ _________________________	468,747			500,000